EXHIBIT 23






                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


               As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 17, 1995 covering the audited financial statements of First Bancshares, Inc. included in First Commerce Corporation's
               Form 8-K/A dated March 31, 1995 into First Commerce Corporation's previously filed Registration Statement File No. 2-97152 on Form S-8, Registration Statement File No. 33-925 on Form S-8, Registration Statement File No. 33-28002 on Form S-8, Registration Statement File No. 50150 on Form S-8, Registration Statement File No. 33-57035 on Form S-8, and Registration Statement File No. 33-54939 on Form S-4.









               New Orleans, Louisiana
               March 31, 1995